As filed with the Securities and Exchange Commission on April 6, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

110 West 44th Street

New York, New York 10036

(646) 536-2842

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Strauss Zelnick

Chairman and Chief Executive Officer

Take-Two Interactive Software, Inc.

110 West 44th Street

New York, New York 10036

(646) 536-2842

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please address a copy of all communications to:

Adam M. Turteltaub

Sean M. Ewen

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

PROSPECTUS

Take-Two Interactive Software, Inc.

Common Stock

Debt Securities

By this prospectus, we may offer and sell from time to time our common stock, par value $.01 per share, and debt securities (which may be convertible into our common stock). We will determine when we sell securities, the amounts and types of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, dealers or agents or directly to purchasers.

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. We may describe the terms of those securities in a term sheet or other offering materials which will precede the prospectus supplement. The prospectus supplement or term sheet or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement, any free writing prospectus and any term sheet or other offering materials carefully before you invest in our securities.

In each prospectus supplement or related term sheet or other offering materials, if any, we will include the following information:

•	The names of the underwriters, dealers or agents, if any, through which we will sell the securities;

•	The proposed amounts of securities, if any, which the underwriters will purchase;

•	The compensation, if any, of those underwriters, dealers or agents;

•	The major risk factors associated with the securities offered;

•	The initial public offering price of the securities, if there is one;

•	Information about securities exchanges or automated quotation systems on which the securities will be listed or traded; and

•	Any other material information about the offering and sale of the securities.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “TTWO.”

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors ” beginning on page 2 of this prospectus, as well as in the applicable prospectus supplement, any related free writing prospectus and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities we may be offering or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is April 6, 2022.

Nobody has been authorized to give any information or to make any representations, other than those contained or incorporated in this prospectus or the applicable prospectus supplement. If given or made, that information or those representations may not be relied upon as having been authorized by us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated herein by reference are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). We may use it to sell any of the securities, or a combination of the securities, described in this prospectus from time to time in one or more offerings. This prospectus contains only a general description of the types of securities we may offer. Each time we propose to sell securities, we will file with the SEC a prospectus supplement that describes the specific securities that are being offered and the terms on which they are being offered. The prospectus supplement may also update or change information that is in this prospectus. Before purchasing our securities, you should read this prospectus and the prospectus supplement relating to the specific securities, as well as the information described under the heading “Where You Can Find More Information and Information Incorporated by Reference.”

Nobody has been authorized to give any information or to make any representations, other than those contained or incorporated in this prospectus or the applicable prospectus supplement. If given or made, that information or those representations may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to or solicitation of any person in any jurisdiction in which such an offer or solicitation would be unlawful.

Industry and market data

Industry and market data contained or incorporated by reference in this prospectus were obtained through company research, surveys and studies conducted by third parties and industry and general publications or based on our experience in the industry. We have not independently verified market and industry data from third-party sources. While we believe internal company surveys and assumptions are reliable and market definitions are appropriate, neither these surveys and assumptions nor these definitions have been verified by any independent sources and we cannot assure that they are accurate.

Trademarks, trade names and service marks

TAKE-TWO INTERACTIVE and our T2 logo are among our key trademarks. This prospectus contains references to our trademarks, trade names and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including any logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate that we will not assert our rights or the rights of the applicable licensor to these trademarks and trade names.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers, including digital storefronts and platform partners, and distributors; the effects of the COVID-19 pandemic on consumer demand and the discretionary spending patterns of our customers as the situation with the pandemic continues to evolve; the impact of reductions in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of potential inflation; volatility in foreign currency exchange rates; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the acquisition of Zynga Inc. (“Zynga”); the inability to obtain our or Zynga’s respective stockholder approval or the failure to satisfy other conditions to completion of the proposed acquisition, including receipt of regulatory approvals, on a timely basis or at all; risks that the proposed acquisition disrupts each company’s current plans and operations; the diversion of the attention of the respective management teams of Take-Two and Zynga from their respective ongoing business operations; the ability of either Take-Two, Zynga or the combined company to retain key personnel; the ability to realize the benefits of the proposed acquisition, including Net Bookings opportunities and cost synergies; the ability to successfully integrate Zynga’s business with Take-Two’s business or to integrate the businesses within the anticipated timeframe; the outcome of any legal proceedings that have been or may be instituted against Take-Two, Zynga or others related to the proposed acquisition; and the amount of the costs, fees, expenses and charges related to the proposed acquisition. Other important factors and information are discussed under the heading “Risk Factors” beginning on page 2, and are contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 and subsequently filed Quarterly Reports on Form 10-Q, in the section entitled “Risk Factors,” and our other periodic filings with the SEC, which can be accessed at www.sec.gov. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

iii

THE COMPANY

We are a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, Private Division, and T2 Mobile Games. Our products are currently designed for console gaming systems, PC, and Mobile including smartphones and tablets. We deliver our products through physical retail, digital download, online platforms, and cloud streaming services.

We endeavor to be the most creative, innovative, and efficient company in our industry. Our core strategy is to capitalize on the popularity of video games by developing and publishing high-quality interactive entertainment experiences across a range of genres. We focus on building compelling entertainment franchises by publishing a select number of titles for which we can create sequels and incremental revenue opportunities through virtual currency, add-on content, and in-game purchases. Most of our intellectual property is internally owned and developed, which we believe best positions us financially and competitively. We have established a portfolio of proprietary software content for the major hardware platforms in a wide range of genres, including action, adventure, family/casual, role-playing, shooter, sports, and strategy, which we distribute worldwide. We believe that our commitment to creativity and innovation is a distinguishing strength, enabling us to differentiate our products in the marketplace by combining advanced technology with compelling storylines and characters that provide unique gameplay experiences for consumers. We have created, acquired, or licensed a group of highly recognizable brands to match the broad consumer demographics that we serve, ranging from adults to children and game enthusiasts to casual gamers. Another cornerstone of our strategy is to support the success of our products in the marketplace through innovative marketing programs and global distribution on platforms and through channels that are relevant to our target audience.

We were incorporated under the laws of the State of Delaware in 1993 and are headquartered at 110 West 44th Street, New York, New York 10036. Our telephone number is (646) 536-2842 and our website address is www.take2games.com. Our website and the information contained therein or connected thereto are not intended to be incorporated into this prospectus.

In this prospectus, unless otherwise specified, “Take-Two,” “we,” “us” and “our” refer to Take-Two Interactive Software, Inc. and its subsidiaries.

Recent Developments

On January 9, 2022, we entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) with Zebra MS I, Inc., a Delaware corporation and our direct wholly-owned subsidiary (“Merger Sub 1”), Zebra MS II, Inc., a Delaware corporation and our direct wholly-owned subsidiary (“Merger Sub 2”), and Zynga Inc. (“Zynga”), a Delaware corporation. Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub 1 will be merged with and into Zynga (the “Merger”) with Zynga continuing as the surviving corporation and our wholly-owned subsidiary, and immediately following the Merger, the surviving corporation in the Merger will merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving corporation (together with the Merger, the “Combination”). We currently expect the Combination to close in the first quarter of our fiscal year 2023, ending June 30, 2022. However, it is possible that factors outside the control of the parties to the Merger Agreement could result in the Combination being completed at a different time, or not at all.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2022, and is incorporated into this prospectus by reference.

RISK FACTORS

You should carefully consider the risks described in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 and subsequently filed Quarterly Reports on Form 10-Q, together with the other information set forth in this prospectus and in the other documents that we include or incorporate by reference into this prospectus and any prospectus supplement we will provide in connection with our offering of securities described in this prospectus, which could materially affect our business, financial condition and future results. The risks described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 and subsequently filed Quarterly Reports on Form 10-Q are not the only risks facing our company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and operating results. If any of the risks and uncertainties that are not yet identified or that we currently think are not material, actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that event, the value of our securities could decline, and you may lose part or all of any investment in our securities.

USE OF PROCEEDS

When we offer particular securities, we will describe in the prospectus supplement relating to the securities how we intend to use the proceeds of the sale of those securities.

DESCRIPTION OF THE SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	shares of common stock; and

•	debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible.

We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the common stock and debt securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

DESCRIPTION OF COMMON STOCK

The following summary describes our common stock and the material provisions of our Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”) and our Third Amended and Restated By-Laws (our “By-Laws”). Because the following is only a summary, it does not contain all of the information that may be important to you, and is qualified in its entirety by the full text of our Certificate of Incorporation and By-Laws, copies of which are on file with the SEC and incorporated herein by reference. You should refer to the text of these documents for a complete description. Our authorized capital stock consists of 205,000,000 shares, with a par value of $0.01 per share, of which:

•	200,000,000 shares are designated as common stock; and

•	5,000,000 shares are designated as preferred stock.

At March 28, 2022, we had outstanding 115,419,585 shares of common stock and no shares of preferred stock.

Common Stock

Voting Rights

Unless otherwise provided for in our Certificate of Incorporation, each stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

Dividends

Subject to the preferential rights of the preferred stock, if any, the holders of shares of common stock shall be entitled to receive, when and if declared by our board of directors, out of the assets of the Company which are by law available therefor, dividends payable either in cash, in property or in shares of common stock.

Liquidation

In the event of any dissolution, liquidation or winding-up of the affairs of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and of the amounts to which the holders of preferred stock are entitled, if any, the holders of all outstanding shares of common stock shall be entitled to share ratably in the remaining net assets of the Company.

No Preemptive, Redemption or Conversion Rights

The common stock is not subject to redemption or retirement, is not subject to sinking fund provisions, does not have any conversion rights and is not subject to call. The common stock does not have preemptive or other rights to subscribe for additional shares of any class of our stock.

Voting Rights for the Election of Directors

Our board of directors is not classified. Our Certificate of Incorporation and By-Laws provide that our board of directors may consist of any number of directors, not less than one and not more than ten.

A director shall be elected if the number of votes which are cast “for” his or her election by holders of the stock present in person or represented by proxy entitled to vote on the election of directors exceed the number of votes “against” his or her election by such holders; provided that, if the chairman of the meeting determines that the number of persons properly nominated to serve as directors of the corporation exceeds the number of directors to be elected, the directors shall be elected by a plurality of the stock present in person or represented by proxy entitled to vote on the election of directors. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Our board has the ability to fill vacancies on our board. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected, unless sooner displaced.

Action by Written Consent; Special Stockholder Meetings

Our By-Laws provide for the right of stockholders to act by written consent without a meeting. In addition, our By-Laws provide that special meetings of the stockholders may be called by the executive chairman, non-executive chairman, chief executive officer or president and shall be called by the executive chairman, non-executive chairman, chief executive officer, president or secretary at the request in writing of a majority of the board of directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

Interested Stockholders

The terms of Section 203 of the Delaware General Corporation Law (the “DGCL”) apply to us since we are a Delaware corporation. Pursuant to Section 203 of the DGCL, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that such person became an interested stockholder unless:

•

the transaction that results in a person’s becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

•

upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

•

on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203 of the DGCL, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation or

•

an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Section 203 of the DGCL does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. Such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203 of the DGCL.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The provisions of Section 203 of the DGCL may encourage companies interested in acquiring us to negotiate in advance with the Board, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities and the indenture to which this prospectus and any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of the debt securities to be sold by us. Unless otherwise stated, any senior debt securities and any subordinated debt securities are together referred to as “debt securities.”

General

We may issue from time to time one or more series of debt securities under an indenture to be entered into between us and The Bank of New York Mellon, as trustee, as supplemented from time to time (the “indenture”).

The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior debt. The indenture will not limit the amount of debt securities that we may issue.

The following description of the debt securities is not complete and is subject to, and qualified in its entirety by, the detailed provisions of the indenture. The indenture is included as an exhibit to the registration statement of which this prospectus is a part. Whenever particular provisions of the indenture or terms defined in the indenture are referred to, those provisions or definitions are incorporated by reference. We urge you to read the indenture because the indenture defines your rights as a holder of debt securities, and describes in detail the terms of the debt securities summarized below. If any particular terms of the debt securities described in the applicable prospectus supplement differ from the terms described in this prospectus, then the terms described in the applicable prospectus supplement will amend, supplement or supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended.

Terms Applicable to Debt Securities

The prospectus supplement for a particular series of debt securities will contain the specific terms of the series of debt securities, which may include the following:

•	the classification as senior or subordinated debt securities and, if applicable, the subordination provisions that will apply;

•	the designation, the aggregate principal amount, the purchase price and the authorized denominations, if other than $2,000 and integral multiples of $1,000 thereafter;

•	the percentage of the principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the currency, currencies or currency units in which payments on the debt securities will be payable;

•	if other than the remaining outstanding principal amount, the principal amount of the debt securities that we will pay upon acceleration of their maturity;

•	if other than the trustee, the identity of each security registrar and/or paying agent;

•	the interest rate or rates, if any, or the method of determination of such rate or rates;

•	the place or places where the principal of and any interest shall be payable;

•	if applicable, the premium or discount with which such debt securities will be issued or the method of determination of such premium or discount;

•

the date or dates from which the interest, if any, shall accrue, the dates on which the interest, if any, will be payable and the method of determining holders to whom any of the interest shall be payable;

•	the prices, if any, at which, and the dates at or after which, we may or must repay, repurchase or redeem the debt securities;

•

any right or requirement to convert the debt securities into, or exchange the debt securities for, shares of our common stock or other securities or property and the factors considered in determining the conversion price or prices;

•	any provision relating to any security provided for the debt securities;

•	any sinking fund obligation with respect to the debt securities;

•	whether the debt securities will be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities;

•	whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity of the depositary;

•	the stock exchanges or securities associations, if any, on which the debt securities may be listed or quoted;

•	any addition to or change in the events of default, covenants or defeasance provisions in the indenture;

•	any way in which rights in respect of the debt securities are materially limited or qualified by the rights of any other authorized class of securities;

•	if applicable, any material United States federal income tax consequences; and

•	any other material terms of the debt securities, consistent with the provisions of the indenture.

Unless otherwise specified in the applicable prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months.

Some of the debt securities may be issued as discounted debt securities, which are debt securities sold at a substantial discount below their stated principal amount. The prospectus supplement relating to any discounted series of debt securities will describe any special consequences applicable to discounted debt securities.

The indenture will not contain any provisions that:

•	limit our ability to incur indebtedness or issue any securities;

•	require us to declare dividends or require the maintenance of any asset ratios or the creation or maintenance of reserves; or

•	provide protection in the event we choose to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

Conversion and Exchange

We may issue debt securities that are convertible into or exchangeable for our common stock, property or cash, or a combination of any of them. The terms, if any, on which debt securities of any series will be convertible or exchangeable will be summarized in the prospectus supplement relating to those debt securities. Those terms may include provisions, as applicable, for conversion or exchange on a mandatory basis, at your option, or at our option, in which case the number of shares of our common stock, property or cash, to be received upon the conversion or exchange of those debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement. The applicable prospectus supplement will include a discussion of any material United States federal income tax consequences applicable to any such convertible or exchangeable debt securities.

Reopening of Issue

We may, from time to time, reopen an issue of debt securities and issue additional debt securities with the same terms (including maturity date and interest rate) as debt securities issued on an earlier date. After such additional debt securities are issued, they will be fungible with the debt securities issued on the earlier date to the extent specified in the applicable prospectus supplement.

Ranking

The senior debt securities will be unsecured, and will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The ranking of the subordinated debt securities will be described in the applicable prospectus supplement.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of debt securities protection in the event we have a change of control of the Company.

Covenants

The indenture will provide that for so long as any debt securities remain outstanding under the indenture, or any amount remains unpaid on any of the debt securities outstanding under the indenture, we will comply with the applicable terms of the covenants contained in the indenture and, with respect to a series of debt securities, such other covenants as may be provided in the terms of that series of debt securities and described in the applicable prospectus supplement. The indenture will include the following covenants:

Payment of Securities

We will duly and punctually pay the principal of, premium, if any, and interest on the debt securities in accordance with the terms of the debt securities and the indenture.

SEC Reports

We are subject to the informational reporting requirements of Sections 13 and 15(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with those requirements, we file certain reports and other information with the SEC. See “Where You Can Find More Information and Information Incorporated by Reference” below. If Sections 13 and 15(d) cease to apply to us, so that we no longer file those reports or other information with the SEC, we will instead provide copies of the reports and information that would have been required under Sections 13 and 15(d) of the Exchange Act to the trustee. Delivery of such reports, information and documents to the trustee will be for informational purposes only and the trustee’s receipt of such will not constitute constructive or actual notice or knowledge of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture.

Merger, Consolidation or Sale of Assets

We will not consolidate with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or group of affiliated persons in a single transaction or series of related transactions, unless:

•

we are the surviving entity, or, if we are not the surviving entity, the surviving entity is a corporation organized and existing under the laws of the United States, any state or the District of Columbia;

•

the surviving entity expressly assumes our obligations under the indenture and each outstanding series of debt securities and executes a supplemental indenture which is delivered, and is in form and substance reasonably satisfactory, to the trustee;

•	immediately after giving effect to the transaction, no default shall have occurred and be continuing; and

•

we or the surviving entity deliver to the trustee an officers’ certificate and an opinion of counsel, each in form reasonably satisfactory to the trustee, stating that the transaction or series of transactions and the supplemental indenture, if any, complies with the applicable provisions of the indenture, that all conditions precedent provided for in the indenture have been complied with and that such supplemental indenture is the legal, valid and binding obligation of the surviving entity enforceable in accordance with its terms.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our properties and assets occurs in accordance with the indenture, the surviving entity (if other than us) will succeed to, and be substituted for, and may exercise every right and power we have under the indenture with the same effect as if such surviving entity had originally been named in the indenture and, except for any lease, we will be discharged from all obligations and covenants under the indenture and the debt securities.

Events of Default

The following will constitute “events of default” under the indenture with respect to a series of debt securities:

•	default for 30 days in payment of any interest installment due and payable on any debt securities of such series;

•	default in payment of principal when due and payable on the debt securities of such series;

•

material default in our performance of any other covenant or agreement in respect of the debt securities of such series for 90 days after written notice has been given either to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the debt securities of such series then outstanding;

•	events of bankruptcy, insolvency and reorganization specified in the indenture; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

An event of default under one series of debt securities may, but will not necessarily, constitute an event of default under any other series of debt securities.

The indenture will provide that if an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to any series of debt securities, either the trustee or the registered holders of at least 25% in aggregate principal amount of that series of debt securities may, by notice in writing to us and the trustee if given by the registered holders, declare the principal amount of those debt securities, any premium and any accrued and unpaid interest on those debt securities to be due and payable immediately. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of, any premium and any accrued and unpaid interest on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any registered holder of outstanding debt securities. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all events of default with respect to those debt securities have been cured or waived (other than the nonpayment of principal of such debt securities which has become due solely by reason of the declaration of acceleration) then the acceleration and its consequences shall be automatically annulled and rescinded.

The indenture will require that we file annually with the trustee a compliance certificate describing any default by us in the performance of any conditions or covenants that has occurred under the indenture and the status of any such default. The trustee will be entitled under the indenture to be indemnified before proceeding to exercise any right or power under the indenture at the direction of the registered holders of the debt securities or which requires the trustee to expend or risk its own funds or otherwise incur any financial liability. The indenture will also provide that the registered holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any such direction that conflicts with law or the indenture, is unduly prejudicial to the rights of other registered holders of that series of debt securities, or would involve the trustee in personal liability.

The indenture will provide that while the trustee generally must deliver notice of a default or an event of default to the registered holders of the debt securities of any series issued under the indenture within 90 days of the trustee’s knowledge of its occurrence (as provided in the indenture), the trustee may withhold notice of any default or event of default (except with respect to a default in payment on the debt securities) if and so long as a committee of its responsible officers in good faith determines that the withholding of such notice is in the interest of the registered holders of that series of debt securities.

Modification and Waiver

We and the trustee may amend or supplement the indenture with respect to one or more series of debt securities if the holders of a majority in principal amount of the outstanding debt securities of each such series consent to it, except that no amendment or supplement may, without the consent of each affected registered holder of that series:

•	reduce the amount of principal we must repay or change the date of maturity;

•	reduce the rate or change the time of payment of interest;

•	change the currency of payment;

•	modify any redemption or repurchase right to the detriment of the holder;

•	reduce the percentage of the aggregate principal amount of debt securities needed to consent to an amendment, supplement or waiver; or

•

change the provisions of the indenture relating to waiver of past defaults, rights of registered holders of the debt securities to receive payments or amendments of the indenture that require the consent of registered holders of each affected series.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal, any premium or any interest on any debt security of that series or a default in respect of any provision that may not be amended without the consent of each affected registered holder of debt securities; provided, however, that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Actions by Holders

A holder of debt securities of a series may not pursue any remedy with respect to the indenture or such series (except a registered holder of debt securities of such series may bring an action for payment of overdue principal, premium, if any, or interest on its debt securities), unless:

•	the registered holder has given notice to the trustee of such series of a continuing event of default;

•	registered holders of at least 25% in principal amount of that series of debt securities have made a written request to the trustee of such series to pursue such remedy;

•	such registered holder or holders have offered the trustee of such series security or indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee of such series has not complied with such request within 60 days of such notice, request and offer; and

•

the registered holders of a majority in principal amount of that series of debt securities have not given the trustee of such series a direction inconsistent with the request during that 60-day period.

Defeasance, Discharge and Termination

Defeasance and Discharge

Unless otherwise provided in the terms of the particular series of debt securities and described in the applicable prospectus supplement, the indenture will provide that we may discharge any and all of our obligations in respect of a series of debt securities, and, except with respect to certain provisions, the provisions of the indenture will no longer be in effect with respect to that series of debt securities on the 91st day after the date of the deposit with the trustee or paying agent, in trust, of money or U.S. Government Obligations in an amount sufficient to pay the principal, premium, if any, and interest on that series of debt securities, when due. Such discharge may only occur if, among other things:

•

we shall have delivered to the trustee either: (a) a ruling from the Internal Revenue Service (the “IRS”) to the effect that registered holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred or (b) an opinion of outside counsel to the same effect as clause (a) accompanied by a ruling to that effect published by the IRS;

•	no default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after the date of deposit;

•

the deposit shall not result in or constitute a default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and

•	we have delivered to the trustee an officers’ certificate and opinion of counsel stating that such conditions have been complied with.

“U.S. Government Obligations” will be defined under the indenture as securities that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States and which, in either case, are not callable or redeemable before their maturity.

Termination of Obligations in Certain Circumstances

The indenture will provide that we may at any time terminate any and all obligations in respect of a series of debt securities and, except with respect to certain provisions, the provisions of the indenture will no longer be in effect with respect to that series of debt securities if that series of debt securities matures or is redeemable within one year of such time and we deposit with the trustee or paying agent, in trust, money or U.S. Government Obligations in an amount sufficient to pay the principal of, premium, if any, and accrued interest on that series of debt securities when due. Such obligations may only be terminated if, among other things:

•	no default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit;

•

the deposit will not result in or constitute a default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and

•	we have delivered to the trustee an officers’ certificate and opinion of counsel stating that such conditions have been complied with.

If we terminate our obligations in respect of a series of debt securities pursuant to this provision, we are not required to deliver an opinion of counsel to the effect that registered holders or beneficial owners of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and termination, and there is no assurance that registered holders or beneficial owners of that series would not recognize income, gain or loss for U.S. federal income tax purposes as a result thereof or that they would be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and termination had not occurred.

Defeasance of Covenants

The terms of a series of debt securities may provide that we may omit to comply with certain provisions or covenants established with respect to that series of debt securities, and non-compliance with any such provision or covenant will not be deemed an event of default, on the 91st day following the deposit with the trustee or paying agent, in trust, of money or U.S. Government Obligations in an amount sufficient to pay the principal, premium, if any, and interest on that series of debt securities, when due. Our exercise of this option is subject to conditions specified in the indenture, which will include, among other things:

•

we shall have delivered to the trustee an opinion of outside counsel with respect to certain tax matters as described in the indenture, including that registered holders of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of our option under this section and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if we had not exercised such option;

•	no default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after the date of deposit;

•

the deposit shall not result in or constitute a default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and

•	we have delivered to the trustee an officers’ certificate and opinion of counsel stating that such conditions have been complied with.

The prospectus supplement relating to that series of debt securities will describe the provisions, covenants and related events of default with respect to that series which may be defeased pursuant to this provision.

Unclaimed Money

Subject to any applicable abandoned property law, the indenture will provide that the trustee will pay to us upon request any money held by the trustee for the payment of principal, premium, if any, or interest that remains unclaimed for two years. After payment to us, registered holders of debt securities entitled to such money must look to us for payment as general creditors.

Trustee and Paying Agent

The Bank of New York Mellon will initially act as trustee and paying agent for the debt securities.

We will describe in the applicable prospectus supplement any material business and other relationships (including additional trusteeships) other than ordinary banking relationships and the trusteeship under the indenture, between us and any of our affiliates, on the one hand, and each trustee and paying agent under the indenture, on the other hand.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to that series, subject to exceptions described in the indenture. If an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care and skill a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder shall have offered to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense and then only to the extent required by the terms of the indenture.

Governing Law

The laws of the state of New York will govern the indenture and will govern each series of debt securities.

Transfer and Exchange

Each debt security will be represented by either one or more global securities deposited with or on behalf of The Depository Trust Company, as Depositary (the “Depositary”), and registered in the name of the Depositary’s nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under such debt security and the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures summarized below of the Depositary or its nominee for the related global debt security and, if such person is not a direct participant of the Depositary, on the procedures of the indirect participant of the Depositary through which such person owns its interest, to exercise any rights of a holder under the indenture.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

About The Depositary

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary’s nominee. The Depositary is a:

•	limited-purpose trust company organized under the New York Banking Law;

•	“banking organization” under the New York Banking Law;

•	member of the Federal Reserve System;

•	“clearing corporation” under the New York Uniform Commercial Code; and

•	“clearing agency” registered under the provisions of Section 17A of the Exchange Act.

The Depositary holds securities that its direct participants (each, a “direct participant”) deposit with the Depositary. Direct participants of the Depositary include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect participants of the Depositary (each, an “indirect participant”), such as securities brokers and dealers, banks and trust companies, can also access the Depositary’s system if they maintain a custodial relationship with a direct participant.

The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities:

Purchases of book-entry debt securities under the Depositary’s system must be made by or through direct participants, which will receive a credit for the book-entry debt securities on the Depositary’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the book-entry debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in book-entry debt securities, except as provided below.

Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

Under the book-entry format, the paying agent will pay interest or principal payments to the nominee of the Depositary. The Depositary’s practice is to credit the account of its direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner.

The Depositary is required to make book-entry transfers allowed in accordance with the indenture and the debt securities represented by the global securities on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the book-entry debt securities. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the book-entry debt securities on your behalf. We and the trustee have no responsibility for any aspect of the actions and/or inactions of the Depositary or any of its direct or indirect participants.

So long as the Depositary’s nominee is the registered owner of the global securities representing the debt securities, the trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through the Depositary and its direct participants. We understand that, under industry practice, in the event owners of beneficial interests in debt securities wish to take any action that the Depositary or its nominee is entitled to take, the Depositary would authorize the applicable participants to take such action, and that such participants would authorize beneficial owners owning through such participants to take such action.

The Depositary can only act on behalf of its direct participants. Your ability to pledge book-entry debt securities to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your book-entry debt securities.

Neither the Depositary nor its nominee will consent or vote with respect to the book-entry debt securities unless authorized by a direct participant in accordance with the Depositary’s procedures. Under its usual procedures, the Depositary will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

The Depositary has agreed to the foregoing procedures in order to facilitate transfers of the book-entry debt securities among participants of the Depositary. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we will issue certificated debt securities of any series if an event of default has occurred and is continuing with respect to such series. We may also at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the Depositary and the Depositary’s book-entry systems and procedures from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

For avoidance of doubt, none of us, the trustee nor any agent under the indenture will have any liability for any actions of the Depositary.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, the name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on The NASDAQ Global Select Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The NASDAQ Global Select Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

WHERE YOU CAN FIND MORE INFORMATION AND INFORMATION INCORPORATED BY REFERENCE

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to this offering. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available at the SEC’s website at www.sec.gov. Our common stock is listed on The NASDAQ Global Select Market under the symbol “TTWO”.

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we have furnished or may from time to time furnish with the SEC is or will be incorporated by reference in, or otherwise included in, this prospectus. The documents we incorporate by reference herein are:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2021, September 30, 2021 and December 31, 2021;

•

the portions of our Definitive Proxy Statement for the 2021 annual meeting of stockholders, filed on July 27, 2021, specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2021;

•

our Current Reports on Form 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K) filed June 2, 2021, July  30, 2021, September  17, 2021, January  10, 2022 and April 6, 2022; and

•

the description of our Common Stock which is contained in our Registration Statement on Form 8-A, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, together with any subsequent amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference herein any further filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the registration statement to which this prospectus relates and until we terminate the offering of securities pursuant to this prospectus. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

The documents listed above (excluding the exhibits attached thereto unless those exhibits are specifically incorporated by reference into those documents) may be obtained free of charge by each person to whom a copy of this prospectus is delivered, upon written or oral request, by contacting us at Take-Two Interactive Software, Inc., 110 West 44th Street, New York, New York 10036, Attention: General Counsel, telephone number (646) 536-2842.

LEGAL MATTERS

Willkie Farr & Gallagher LLP, New York, New York will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

Take-Two

The consolidated financial statements of Take-Two Interactive Software, Inc. appearing in Take-Two Interactive Software, Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2021, and the effectiveness of Take-Two Interactive Software, Inc.’s internal control over financial reporting as of March 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Zynga

The consolidated financial statements of Zynga, Inc. appearing in Zynga, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of Zynga, Inc.’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Take-Two Interactive Software, Inc.

Common Stock

Debt Securities

PROSPECTUS

April 6, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and aggregate estimated expenses payable by the registrant, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. Except as to the amount set forth below, the registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933. All amounts set forth below are estimates. All expenses of the offering will be paid by the Company.

Amount
SEC registration fee	$(1)
Printing expenses	(2)
Legal fees and expenses (including Blue Sky fees)	(2)
Accounting fees and expenses	(2)
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent’s fees and expenses)	(2)
Nasdaq Global Select Market listing fees	(2)
Total	$(2)

(1) Omitted because the registration fee is being deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

(2)   The amount of securities and number of offerings are indeterminable, and the fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the corporation’s request as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify also applies to any threatened, pending or completed action or suit brought by or in the right of the corporation, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. To the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Company’s Certificate of Incorporation provides that it shall indemnify and hold harmless its officers and directors to the fullest extent authorized by the DGCL, as the DGCL exists or is amended to permit the Company to provide broader indemnification rights than the DGCL provided prior to such amendment, against all expense, liability and loss (including attorneys fees), reasonably incurred or suffered by such person in connection therewith; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board.

In addition, the Company’s Amended and Restated By-laws require the Company to indemnify its officers and directors to the extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits.

EXHIBIT INDEX

*1.1	Form of Underwriting Agreement.

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended October 31, 2003, filed with the SEC on February 12, 2004).

3.1.1	Certificate of Amendment of Restated Certificate of Incorporation, dated April 30, 1998 (incorporated by reference to Exhibit 3.1.2 to the Registrant’s Annual Report on Form 10-K for the year ended October 31, 2003, filed with the SEC on February 12, 2004).

3.1.2	Certificate of Amendment of Restated Certificate of Incorporation, dated November 17, 2003 (incorporated by reference to Exhibit 3.1.3 to the Registrant’s Annual Report on Form 10-K for the year ended October 31, 2003, filed with the SEC on February 12, 2004).

3.1.3	Certificate of Amendment of Restated Certificate of Incorporation, dated April 23, 2009 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 23, 2009).

3.1.4	Certificate of Amendment of Restated Certificate of Incorporation, dated September 21, 2012 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 24, 2012).

3.2	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 10, 2022).

4.1	Form of Indenture to be entered into between the Company and The Bank of New York Mellon.

*4.2	Form of Debt Securities.

5.1	Opinion of Willkie Farr & Gallagher LLP (counsel).

23.1	Consent of Willkie Farr & Gallagher LLP (counsel) (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP (independent registered public accounting firm of Take-Two Interactive Software, Inc.).

23.3	Consent of Ernst & Young LLP (independent registered public accounting firm of Zynga Inc.).

24.1	Powers of Attorney (included on signature page).

25.1	Statement of Eligibility of The Bank of New York Mellon, as trustee, on Form T-1 for the form of Indenture between the Company and The Bank of New York Mellon.

107	Filing Fee Table.

* To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(h)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 6, 2022.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Strauss Zelnick
Name: Strauss Zelnick
Title: Chairman and Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Strauss Zelnick, Daniel P. Emerson and Matthew Breitman as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Strauss Zelnick Strauss Zelnick	Chairman and Chief Executive Officer (Principal Executive Officer)	April 6, 2022

/s/ Lainie Goldstein Lainie Goldstein	Chief Financial Officer (Principal Financial and Accounting Officer)	April 6, 2022

/s/ Michael Dornemann	Lead Independent Director	April 6, 2022
Michael Dornemann

/s/ Roland Hernandez	Director	April 6, 2022
Roland Hernandez

/s/ J Moses	Director	April 6, 2022
J Moses

/s/ Michael Sheresky Michael Sheresky	Director	April 6, 2022

/s/ LaVerne Srinivasan	Director	April 6, 2022
LaVerne Srinivasan

/s/ Susan Tolson	Director	April 6, 2022
Susan Tolson

/s/ Paul Viera	Director	April 6, 2022
Paul Viera